AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 30, 2000
                                                        REGISTRATION NO.________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                            DALEEN TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                                         65-0944514
  (State or Other Jurisdiction of                          (I.R.S. Employer
  Incorporation or Organization)                        Identification Number)

                              1750 CLINT MOORE ROAD
                            BOCA RATON, FLORIDA 33487
          (Address of Principal Executive Offices, Including Zip Code)

                         ------------------------------

    DALEEN TECHNOLOGIES, INC. AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN
               DALEEN TECHNOLOGIES, INC 401(K) PROFIT SHARING PLAN
                            (Full title of the Plans)

                         ------------------------------

                                                            COPY TO:
                JAMES DALEEN                          DAVID M. CALHOUN, ESQ.
    CHAIRMAN AND CHIEF EXECUTIVE OFFICER        MORRIS, MANNING & MARTIN, L.L.P.
          DALEEN TECHNOLOGIES, INC.               1600 ATLANTA FINANCIAL CENTER
            902 CLINT MOORE ROAD                    3343 PEACHTREE ROAD, N.E.
          BOCA RATON, FLORIDA 33487                   ATLANTA, GEORGIA 30326
               (561) 999-8000                             (404) 233-7000

                     (Name and Address and Telephone Number,
                   Including Area Code, of Agent for Service.)

                        --------------------------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                                 Proposed Maximum     Proposed Maximum
          Title of Securities                Amount to be         Offering Price     Aggregate Offering        Amount of
            to be Registered                Registered (1)        Per Share (2)           Price (2)       Registration Fee (2)
-------------------------------------------------------------------------------------------------------------------------------
     Common Stock, $0.01 par value            4,936,131             $21.22               $104,744,700          $27,653
               Per share
========================================= ==================== ===================== ==================== =====================

-----------
(1) The shares being registered include (i) 4,911,131 additional shares of our common stock that may be acquired pursuant to options or awards that may be granted in the future pursuant to the Daleen Technologies, Inc. Amended and Restated 1999 Stock Incentive Plan (formerly known as the Daleen Technologies, Inc. Amended and Restated Stock Incentive Plan) (the "1999 Plan"), the initial 737,750 shares of common stock reserved for issuance under the 1999 Plan were registered under a Registration Statement (Commission File No. 333-89121) that became effective on October 15, 1999; and (ii) 25,000 shares of our common stock that may be purchased under the Daleen Technologies, Inc. 401(k) Profit Sharing Plan (the " 401(k) Plan"). In addition, pursuant to Rule 416(c) promulgated under the Securities Act of 1933, this Registration Statement also registers an indeterminate amount of interests in the 401(k) Plan to be offered or sold pursuant to the 401(k) Plan. The 401(k) plan was adopted on January 1, 2000 and replaced a prior 401(k) plan which was terminated on December 31, 1999.

(2) Estimated pursuant to Rule 457(c) and (h) solely for the purpose of calculating the registration fee and is based upon the average of the high and low sales prices of the Registrant's Common Stock as reported on The Nasdaq National Market on March 28, 2000.

          INCORPORATION BY REFERENCE OF EARLIER REGISTRATION STATEMENT

         This Registration Statement relates, in part, to the amendment of the 1999 Plan to increase the number of shares of Common Stock authorized to be issued under the 1999 Plan from 737,750 to 5,648,881. An earlier Registration Statement filed on Form S-8 (Commission File No. 333-89121) covering 737,750 shares of Common Stock issuable under the 1999 Plan is effective. Pursuant to General Instruction E to Form S-8, the contents of the earlier Registration Statement are incorporated herein by reference.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I will be sent or given to participants in the 1999 Plan and the 401(k) Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions of Part I of Form S-8, these documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission are incorporated herein by reference by the Registrant and the 401(k) Plan:

         (a) The Registrant's 1999 Annual Report on Form 10-K which contains audited consolidated financial statements for the Registrant as of December 31, 1998 and 1999 and for each of the years in the three-year period ended December 31, 1999.

         (b) The Registrant's Current Report on Form 8-K filed with the Commission, on December 30, 1999, as amended by the Registrant's Current Report on Form 8-K/A filed with the Commission on February 29, 2000 with respect to the Registrant's acquisition of Inlogic Software Inc.;

         (c) The description of the Registrant's common stock, $0.01 par value per share ("Common Stock") contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on September 30, 1999 (Registration No. 000-27491).

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Because the securities to be awarded pursuant to this registration statement are either (i) registered under Section12 of the Exchange Act or (ii) plan interests, this item is inapplicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Legal matters in connection with the shares of Common Stock offered hereby were passed upon by Morris, Manning & Martin, L.L.P., Atlanta, Georgia. There are no interests of named experts or counsel in the 401(k) Plan interests being registered pursuant to this Registration Statement.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Certificate of Incorporation provides that the liability of the Registrant's directors for monetary damages shall be eliminated to the fullest extent permissible under the Delaware General Corporation Law (the "DGCL") and that the Registrant may indemnify its officers, employees and agents to the fullest extent permitted under the DGCL.

         The Registrant's Bylaws provide that the Registrant must indemnify its directors against all liabilities to the fullest extent permitted under the DGCL and that the Registrant must advance all reasonable expenses incurred in a proceeding in which a director was either a party or a witness because he or she was a director. The Registrant has entered into indemnification agreements with its directors and certain of its officers that provide indemnification similar to that provided in the Bylaws.

         The DGCL provides that, in general, a corporation may indemnify an individual who is or was a party to any proceeding (other than action by, or in the right of, such corporation) by reason of the fact that he or she is or was a director of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the DGCL provides that, in general, a corporation may indemnify an individual who was or is a party to any such proceeding by reason of the fact that he or she is or was a director of the corporation against reasonable expenses incurred in connection with such proceeding, if it is determined that the director has met the relevant standard of conduct. To the extent that any directors are successful on the merits or in the defense of any of the proceedings described above, the DGCL provides that a corporation is required to indemnify such officers or directors against reasonable expenses incurred in connection therewith. The DGCL further provides, in general, for the advancement of reasonable expenses incurred by a director who is a party to a proceeding if the director furnishes the corporation (1) a written affirmation of his good faith belief that he or she has met the standard of conduct under the DGCL or that the proceeding involves conduct for which liability has been eliminated under the corporation's articles of incorporation; and (2) a written undertaking to repay any advances if it is ultimately determined that he or she is not entitled to indemnification. In addition, the DGCL provides for the indemnification of officers, employees and agents in certain circumstances.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.

         (a) The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

          EXHIBIT NO.                 DESCRIPTION
          -----------                 ------------
              3.1         The Registrant's Certificate of
                          Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's
                          Registration Statement on Form S-1, filed with the Commission on July 8, 1999,
                          Registration Number 333-82487).

              5 Opinion of Morris, Manning & Martin, L.L.P., as to the legality of the securities being registered.

              23.1        Consent of KPMG LLP

              23.2        Consent of Morris, Manning & Martin, L.L.P.
                          (included in Exhibit 5.1).

         (b) The 401(k) Plan has or will be submitted to the Internal Revenue Service ("IRS") in a timely manner, and the Registrant undertakes to submit to the IRS in a timely manner any amendments to the 401(k) Plan, and to make any changes required by the IRS in order to qualify the 401(k) Plan under the Internal Revenue Code. The 401(k) plan was adopted on January 1, 2000 and replaced a prior 401(k) plan which was terminated on December 31, 1999.

ITEM 9.           UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on this the 29th day of March , 2000.

                           Daleen Technologies, Inc.


                        By:/S/ JAMES DALEEN
                           ----------------
                           JAMES DALEEN
                           Chairman of the Board and Chief Executive Officer



         Pursuant to the requirements of the Securities Act this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

/S/ JAMES DALEEN                         Chairman of the Board                  March 29, 2000
------------------------------------     and Chief Executive Officer
JAMES DALEEN                             (Principal Executive Officer)

/S/ DAVID B. COREY                       President, Chief Operating Officer     March 29, 2000
------------------------------------     and Director
DAVID B. COREY

/S/ MOHAMMAD AAMIR                       Executive Vice President               March 29, 2000
------------------------------------     and Director
MOHAMMAD AAMIR

/S/ PAUL G. CATAFORD                     Director                               March 29, 2000
------------------------------------
PAUL G. CATAFORD

/S/ NEIL E. COX                          Director                               March 29, 2000
------------------------------------
NEIL E. COX

/S/ DANIEL J. FOREMAN                    Director                               March 29, 2000
------------------------------------
DANIEL J. FOREMAN

/S/ STEPHEN J. GETSY                     Director                               March 29, 2000
------------------------------------
STEPHEN J. GETSY

/S/ OFER NEMIROVSKY                      Director                               March 29, 2000
------------------------------------
OFER NEMIROVSKY

/S/ WILLIAM A. ROPER, JR.                Director                               March 29, 2000
------------------------------------
WILLIAM A. ROPER, JR.

/S/ RICHARD A. SCHELL.                   Chief Financial Officer (Principal     March 29, 2000
------------------------------------     Financial and Accounting Officer)
RICHARD A. SCHELL

         THE PLAN. Pursuant to the Securities Act of 1933, as amended, the trustees (or other persons who administer the 401(k) Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the city of Boca Raton, state of Florida, on March 29, 2000.

                  DALEEN TECHNOLOGIES, INC.
                  401(K) PROFIT SHARING PLAN


                  By:  Daleen Technologies, Inc., as Plan Administrator

                  By:  /S/ JAMES DALEEN
                       --------------------------------------------------
                           James Daleen
                           Chairman of the Board and Chief Executive Officer

                                  EXHIBIT INDEX

    EXHIBIT                             DESCRIPTION OF EXHIBIT
    -------                             ----------------------
      3.1          The Registrant's Certificate of
                   Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's
                   Registration Statement on Form S-1, filed with the Commission on July 8, 1999,
                   Registration Number 333-82487).
      5 Opinion of Morris, Manning & Martin, L.L.P., as to the legality of the securities being registered.
      23.1         Consent of KPMG LLP
      23.2         Consent of Morris, Manning & Martin, L.L.P.
                   (included in Exhibit 5).